EXHIBIT 99.1
GoPro Announces Third Quarter 2019 Results
HERO8 Black and MAX Launched to Widespread Acclaim

HERO8 Black and MAX Unit Sales Achieve Record Levels Post-Launch on GoPro.com

Plus Subscribers Grow 21% Sequentially and 66% Year-over-Year as of November 4

SAN MATEO, Calif., November 7, 2019 - GoPro, Inc. (NASDAQ: GPRO) today announced financial results for its third quarter ended September 30, 2019.
“Third quarter results are above the guidance provided on October 2nd. We are reiterating our annual revenue outlook of six-to-nine percent growth, and increasing our profitability outlook for the fourth quarter and 2019,” said GoPro founder and CEO Nicholas Woodman. “HERO8 Black and MAX are generating the highest positive social sentiment metrics of any new GoPro and are setting record unit sales for new cameras at GoPro.com. Both products appear to be unquestionable hits with consumers and we’re optimistic about their impact on our business going forward.”
GoPro Q3 2019 Financial Results

•
Revenue for Q3 2019 was $131 million. GAAP gross margin for Q3 2019 was 22%. Non-GAAP gross margin for Q3 2019 was 23%. As discussed on October 2, 2019, GoPro expected Q3 revenue and gross margin would be negatively impacted by a late-stage production delay that shifted sales of HERO8 Black from Q3 to Q4 of 2019.

•
GoPro Q3 2019 GAAP and non-GAAP operating expenses of $99.6 million and $90.3 million represent year-over-year reductions of 11% and 8%, respectively. GAAP and non-GAAP operating expenses were at their lowest levels since 2014.

•	Q3 2019 GAAP net loss was $75 million, or a $0.51 loss per share. Non-GAAP net loss was $61 million, or a $0.42 loss per share.

•	Cash and investments totaled $79 million at the end of Q3 2019.

Recent GoPro Highlights

•	In October, GoPro launched HERO8 Black, MAX and new GoPro app features, achieving record positive social sentiment.

•	The first month of unit sales of HERO8 Black at GoPro.com eclipsed every previous new GoPro, including 2018’s HERO7 Black by 40%.

•	The first month of unit sales of MAX at GoPro.com outpaced its predecessor, Fusion’s first month in 2017 by a factor of four.

•	Aggregated camera unit sales on GoPro.com in the month of October were up 50% year-over-year.

•	In the first month, viewership of HERO8 Black and MAX launch-related marketing assets was 42% higher than the HERO7 Black assets during the same period a year ago.

•	The HERO8 Black launch video has become the most viral launch video in GoPro history.

•	GoPro’s Plus subscription service surpassed 305,000 active paying subscribers as of November 4, 2019, up 21% since our Q2 2019 Earnings Release dated August 1, 2019, and up 66% year-over-year.

•
In the US, GoPro captured 93% dollar share of the action camera category in Q3 2019, according to the NPD Group. HERO7 Black was the No. 1 selling camera in all of digital imaging by unit volume, and GoPro’s HERO7 line plus Fusion were the top-four selling cameras in our category according to the NPD Group.

•	In the US, for the $300 and above price band, GoPro sell-through units increased by 38% in Q3 2019, year-over-year, according to NPD Group.

•
In Europe, during Q3 2019, GoPro had three of the top five cameras in our category, and in the $200 and above price band of the action camera category, GoPro held 80% market share in dollars, according to GfK.

•	In Japan, GoPro market share of the action camera category in units increased from 58% to 60% in Q3 2019, year-over-year, according to GfK.

•	Organic viewership of GoPro content across all channels achieved an all-time high in Q3 2019 with 234 million organic, non-paid views, a 35% increase over our previous record set in Q1 of 2019.

•	GoPro’s YouTube channel alone registered a record 178 million organic views in Q3 2019, an increase of 83% year-over-year.

•	Social followers across all channels increased by 1.2 million in Q3 2019 to more than 42 million.

•	On July 31, 2019, GoPro merged the GoPro and Quik Apps, enabling new features for photo and video editing.

•	Usage of the GoPro App’s automated editing tools increased 73% and total edit sessions jumped 131% in the first month after launching the revamped app.

Results Summary:

	Three months ended September 30,
($ in thousands, except per share amounts)	2019	2018	% Change
Revenue	$131,169	$285,936	(54.1)%
Gross margin
GAAP	21.7%	31.8%	(1,010) bps
Non-GAAP	23.4%	33.2%	(980) bps
Operating loss
GAAP	$(71,198)	$(21,354)	(233.4)%
Non-GAAP	$(59,566)	$(3,638)	(1,537.3)%
Net loss
GAAP	$(74,810)	$(27,089)	(176.2)%
Non-GAAP	$(61,265)	$(6,058)	(911.3)%
Diluted net loss per share
GAAP	$(0.51)	$(0.19)	(168.4)%
Non-GAAP	$(0.42)	$(0.04)	(950.0)%
Adjusted EBITDA	$(52,715)	$6,205	(949.6)%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (800) 263-0877 or (720) 543-0197, access code 6170773, approximately 5 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, https://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
For more information, visit www.gopro.com. GoPro users can submit their photos, raw clips and video edits to GoPro Awards for social stoke, GoPro gear and cash prizes. Learn more at www.gopro.com/awards. Connect with GoPro on Facebook, Instagram, LinkedIn, Twitter, YouTube, and GoPro's blog The Inside Line.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, Twitter, YouTube, GoPro’s investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, non-cash interest expense, gain on sale and license of intellectual property and the tax impact of these items.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this presentation may include, but are not limited to planned growth and increased profitability in 2019 and beyond. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are our ability to effectively manage the Q3 2019 late stage production delay, the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets, and may not result in the expected improvement in our profitability; our ability to continue to focus on expense management; the fact that our future growth depends in part on further penetrating our addressable market and growing internationally, and we may not be successful in doing so; any inability to successfully manage frequent product introductions (including roadmap for new hardware, software and subscription products) and transitions, including managing our sales channel and inventory, and accurately forecasting future sales; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products and our reliance on third party logistics partners to deliver without interruption; our dependence on sales of our cameras, mounts and accessories, and subscription services for substantially all of our revenue (and the effects of changes in the sales mix or decrease in demand for these products); the fact that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect consumer discretionary spending; any changes to trade policies, tariffs, and import/export regulations; the effects of transferring most U.S.-bound production out of China; the effects of the highly competitive market in which we operate, including new market entrants; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December

31, 2018, and as updated in future filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, each of which are on file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
Revenue	$131,169	$285,936	$666,306	$770,959
Cost of revenue	102,737	194,904	455,342	551,642
Gross profit	28,432	91,032	210,964	219,317

Operating expenses:
Research and development	34,940	41,157	111,215	130,361
Sales and marketing	48,848	55,871	148,273	165,297
General and administrative	15,842	15,358	49,909	50,588
Total operating expenses	99,630	112,386	309,397	346,246
Operating loss	(71,198)	(21,354)	(98,433)	(126,929)
Other income (expense):
Interest expense	(4,623)	(4,616)	(14,032)	(13,804)
Other income, net	738	661	1,503	(268)
Total other expense, net	(3,885)	(3,955)	(12,529)	(14,072)
Loss before income taxes	(75,083)	(25,309)	(110,962)	(141,001)
Income tax (benefit) expense	(273)	1,780	(500)	(296)
Net loss	$(74,810)	$(27,089)	$(110,462)	$(140,705)

Basic and diluted net loss per share	$(0.51)	$(0.19)	$(0.77)	$(1.01)

Weighted-average number of shares outstanding, basic and diluted	145,617	140,072	144,306	139,028

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$43,016	$152,095
Marketable securities	35,960	45,417
Accounts receivable, net	71,977	129,216
Inventory	250,032	116,458
Prepaid expenses and other current assets	24,023	30,887
Total current assets	425,008	474,073
Property and equipment, net	39,727	46,567
Operating lease right-of-use assets	52,512	—
Intangible assets, net and goodwill	153,570	159,524
Other long-term assets	16,528	18,195
Total assets	$687,345	$698,359

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$140,271	$148,478
Accrued expenses and other current liabilities	159,475	135,892
Short-term operating lease liabilities	8,890	—
Deferred revenue	11,966	15,129
Total current liabilities	320,602	299,499
Long-term debt	146,249	138,992
Long-term operating lease liabilities	62,554	—
Other long-term liabilities	26,381	47,756
Total liabilities	555,786	486,247

Stockholders’ equity:
Common stock and additional paid-in capital	924,725	894,755
Treasury stock, at cost	(113,613)	(113,613)
Accumulated deficit	(679,553)	(569,030)
Total stockholders’ equity	131,559	212,112
Total liabilities and stockholders’ equity	$687,345	$698,359

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2019	2018	2019	2018
Operating activities:
Net loss	$(74,810)	$(27,089)	$(110,462)	$(140,705)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,421	9,693	19,823	27,773
Amortization of leased assets	2,210	—	7,599	—
Stock-based compensation	9,769	10,337	30,160	31,171
Deferred income taxes	110	(362)	13	(987)
Non-cash restructuring charges	—	2,532	(199)	5,788
Non-cash interest expense	2,255	2,036	6,633	5,988
Other	(1,008)	266	(779)	(301)
Net changes in operating assets and liabilities	8,378	12,350	(65,483)	(19,574)
Net cash provided by (used in) operating activities	(46,675)	9,763	(112,695)	(90,847)

Investing activities:
Purchases of property and equipment, net	(4,311)	(1,326)	(6,310)	(8,204)
Purchases of marketable securities	(13,469)	—	(43,636)	(14,896)
Maturities of marketable securities	16,460	20,000	51,738	55,000
Sale of marketable securities	—	—	1,889	—
Net cash provided by (used in) investing activities	(1,320)	18,674	3,681	31,900

Financing activities:
Proceeds from issuance of common stock	1,697	1,706	5,574	5,131
Taxes paid related to net share settlement of equity awards	(1,801)	(1,636)	(5,798)	(5,388)
Net cash provided by (used in) financing activities	(104)	70	(224)	(257)
Effect of exchange rate changes on cash and cash equivalents	(135)	(104)	159	(54)
Net change in cash and cash equivalents	(48,234)	28,403	(109,079)	(59,258)
Cash and cash equivalents at beginning of period	91,250	114,843	152,095	202,504
Cash and cash equivalents at end of period	$43,016	$143,246	$43,016	$143,246

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect tax payments that reduce cash available to us;

•
adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;

•
adjusted EBITDA excludes the amortization of POP display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;

•	adjusted EBITDA and non-GAAP net income (loss) exclude the impairment of intangible assets because it is a non-cash charge that is inconsistent in amount and frequency;

•
adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, facilities consolidation charges recorded in connection with restructuring actions announced in the fourth quarter of 2016, first quarter of 2017 and first quarter of 2018, and the related ongoing operating lease cost of those facilities recorded under Accounting Standards Codification 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;

•
adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;

•
non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired;

•
non-GAAP net income (loss) excludes non-cash interest expense. In connection with the issuance of the Convertible Senior Notes in April 2017, we are required to recognize non-cash interest expense in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash;

•
non-GAAP net income (loss) excludes a gain on the sale and license of intellectual property. This gain is not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such gains are inconsistent;

•
non-GAAP net income (loss) includes income tax adjustments. We utilize a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above; and

•	other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
GAAP net loss	$(74,810)	$(27,089)	$(110,462)	$(140,705)
Stock-based compensation:
Cost of revenue	448	534	1,483	1,406
Research and development	4,507	4,977	14,068	14,942
Sales and marketing	2,084	2,429	6,518	7,489
General and administrative	2,730	2,397	8,091	7,334
Total stock-based compensation	9,769	10,337	30,160	31,171

Acquisition-related costs:
Cost of revenue	1,863	3,363	5,954	9,352
General and administrative	—	—	—	3
Total acquisition-related costs	1,863	3,363	5,954	9,355

Restructuring and other costs:
Cost of revenue	—	115	87	1,357
Research and development	—	2,288	881	12,032
Sales and marketing	—	1,195	498	5,042
General and administrative	—	418	701	3,095
Total restructuring and other costs	—	4,016	2,167	21,526

Non-cash interest expense	2,255	2,036	6,633	5,988
Income tax adjustments	(342)	1,279	(1,695)	(1,600)
Non-GAAP net loss	$(61,265)	$(6,058)	$(67,243)	$(74,265)

Shares for diluted net loss per share	145,617	140,072	144,306	139,028

Non-GAAP diluted net loss per share	$(0.42)	$(0.04)	$(0.47)	$(0.53)

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2019	2018	2019	2018
GAAP gross profit as a % of revenue	21.7%	31.8%	31.7%	28.4%
Stock-based compensation	0.3	0.2	0.2	0.2
Acquisition-related costs	1.4	1.2	0.9	1.2
Restructuring and other costs	—	—	—	0.2
Non-GAAP gross profit as a % of revenue	23.4%	33.2%	32.8%	30.0%

GAAP operating expenses	$99,630	$112,386	$309,397	$346,246
Stock-based compensation	(9,321)	(9,803)	(28,677)	(29,765)
Acquisition-related costs	—	—	—	(3)
Restructuring and other costs	—	(3,901)	(2,080)	(20,169)
Non-GAAP operating expenses	$90,309	$98,682	$278,640	$296,309

GAAP operating loss	$(71,198)	$(21,354)	$(98,433)	$(126,929)
Stock-based compensation	9,769	10,337	30,160	31,171
Acquisition-related costs	1,863	3,363	5,954	9,355
Restructuring and other costs	—	4,016	2,167	21,526
Non-GAAP operating loss	$(59,566)	$(3,638)	$(60,152)	$(64,877)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2019	2018	2019	2018
GAAP net loss	$(74,810)	$(27,089)	$(110,462)	$(140,705)
Income tax (benefit) expense	(273)	1,780	(500)	(296)
Interest expense, net	4,278	4,297	12,840	12,808
Depreciation and amortization	6,421	9,693	19,823	27,773
POP display amortization	1,900	3,171	5,838	10,694
Stock-based compensation	9,769	10,337	30,160	31,171
Restructuring and other costs	—	4,016	2,167	21,526
Adjusted EBITDA	$(52,715)	$6,205	$(40,134)	$(37,029)

Reconciliations of non-GAAP financial measures are set forth below:

	Fourth quarter of 2019	Second half of 2019
GAAP gross margin	39.0% - 40.0%	35.8% - 36.8%
Stock-based compensation	0.1	0.2
Acquisition-related costs	0.4	0.5
Non-GAAP gross margin	39.5% - 40.5%	36.5% - 37.5%

(in thousands)	Fourth quarter of 2019	Second half of 2019
GAAP operating expenses	$112,100 - $116,100	$218,500
Stock-based compensation	(9,100)	(18,500)
Non-GAAP operating expenses	$103,000 - $107,000	$200,000

(in thousands)	Fourth quarter of 2019	2019
GAAP tax expense	$1,000	$500
Income tax adjustments	(300)	1,400
Non-GAAP tax expense	$700	$1,900

(in thousands)	Fourth quarter of 2019
GAAP other income (expense), net	$4,900
Non-cash interest expense	(2,400)
Non-GAAP other income (expense), net	$2,500

(in thousands)	Fourth quarter of 2019	Second half of 2019	2019
GAAP net income (loss) per share	$0.65 - $0.75	$0.15 - $0.25	$(0.10) - $0.00
Stock-based compensation	0.07	0.13 - 0.14	0.28
Acquisition-related costs	0.01	0.03	0.05
Restructuring and other costs	—	—	0.02
Non-cash interest expense	0.02	0.03	0.06
Income tax adjustments	(0.01)	(0.01)	(0.01)
Non-GAAP net income per share	$0.74 - $0.84	$0.33 - $0.44	$0.30 - $0.40

(in thousands)	2019
GAAP net income (loss)	$(9,000) - $1,000
Income tax expense	500
Interest (income) expense, net	17,700
Depreciation and amortization	26,300
POP display amortization	7,500
Stock-based compensation	39,800
Restructuring and other costs	2,200
Adjusted EBITDA	$85,000 - $95,000

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Investor Contact
investor@gopro.com

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Christopher Clark
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